Filed Pursuant to Rule 424(b)(2)
Registration No. 333-196612

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JUNE 9, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated June 9, 2014)

5,000,000 Shares

Verint Systems Inc.

Common Stock

We are offering 5,000,000 shares of our common stock. Our common stock trades on the NASDAQ Global Select Market under the symbol “VRNT.” The last reported sale price of our common stock on the NASDAQ on June 6, 2014 was $51.15 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about important factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

To the extent that the underwriters sell more than 5,000,000 shares of common stock, the underwriters will have a 30-day option to purchase up to an additional 750,000 shares from us at the initial price to public less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on June     , 2014.

Concurrently with this offering, pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $300 million in aggregate principal amount of convertible senior notes (or $345 million in aggregate principal amount if the underwriters in that offering exercise their option to purchase additional notes in full). This prospectus supplement does not constitute an offer of our convertible senior notes. The closing of this offering of common stock is not conditioned upon the closing of the concurrent notes offering, and the closing of the concurrent notes offering is not conditioned upon the closing of this offering.

Joint Book-Running Managers

Goldman, Sachs & Co.	Deutsche Bank Securities

Credit Suisse	J.P. Morgan	RBC Capital Markets
Barclays		Jefferies

Co-Managers

FBR	Oppenheimer & Co.

Prospectus Supplement dated June     , 2014

We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of any date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” in the accompanying prospectus. Unless we state otherwise or the context indicates otherwise, references to “Verint,” the “Company,” “we,” “us,” “our” and “ours” in this prospectus supplement and the accompanying prospectus refer to Verint Systems Inc., a Delaware corporation, together with its consolidated subsidiaries.

Company Overview

We are a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action. With Verint software solutions and value-added services, organizations of all sizes and across many industries can make more timely and effective decisions. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and enhance security.

Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. We help our customers capture large amounts of information from numerous data types and sources, use analytics to glean insights from the information, and leverage the resulting Actionable Intelligence to help achieve their customer engagement, enhanced security, and risk mitigation goals.

We have established leadership positions in our respective markets by developing highly-scalable, enterprise-class solutions with advanced, integrated analytics for both unstructured and structured information. Our innovative solutions are developed by a large research and development team, which has led to more than 600 patents and patent applications worldwide. We offer a range of customer services—from initial implementation and training, to consulting and managed services, as well as ongoing customer support and maintenance—to help maximize the value our customers receive from our Actionable Intelligence solutions.

We conduct our business through three operating segments—Enterprise Intelligence, Communications and Cyber Intelligence, and Video and Situation Intelligence. Organizing our business through three operating segments allows us to align our resources and domain expertise to effectively address the Actionable Intelligence market. In the year ended January 31, 2014, we derived approximately 55%, 32% and 13% of our revenue from the sale of our Enterprise Intelligence solutions, Communications Intelligence solutions, and Video Intelligence solutions, respectively. We address the Customer Engagement Optimization market opportunity through solutions from our Enterprise Intelligence segment. We address the Security Intelligence market opportunity through solutions from our Communications and Cyber Intelligence segment and Video and Situation Intelligence segment, and we address the Fraud, Risk, and Compliance market opportunity through solutions from all three operating segments.

Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Our indirect channels include distributors, system integrators, value added resellers, and original equipment manufacturer, or OEM, partners. Approximately half of our overall sales are made through partners, distributors, resellers, and system integrators.

In the year ended January 31, 2014, we derived approximately 56%, 20% and 24% of our revenue from sales to end users in the Americas, in Europe, the Middle East and Africa, or EMEA, and in the Asia-Pacific

region, or APAC, respectively. For the year ended January 31, 2014, approximately one quarter of our business was generated from contracts with various governments around the world, including local, regional, and national government agencies.

Our Market—Actionable Intelligence

Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action. Customers are now more aware of the value they can create by using insights gleaned from large data sets. The amount and types of structured and unstructured data available to customers is growing rapidly and presents new and increasing challenges and complexities. At the same time, organizations that are able to generate Actionable Intelligence from big data are better positioned to create value and achieve their strategic objectives.

Verint has been focused on Actionable Intelligence for more than a decade. Our solutions address three areas of the market:

•	Customer Engagement Optimization—solutions that help organizations enhance customer loyalty, increase revenue, mitigate risk and manage operational costs.

•	Security Intelligence—solutions that help organizations prevent, neutralize, and investigate crime and terror, as well as protect people and property.

•	Fraud, Risk and Compliance—solutions that help organizations prevent loss, comply with regulations, investigate cyber and financial crime, and protect private information.

Customer Engagement Optimization

We are a leading provider of Customer Engagement Optimization software and services that help organizations transform customer engagements to drive better business outcomes by enhancing loyalty, increasing revenue, mitigating risk, and managing operational costs. Our Customer Engagement Optimization solutions provide our customers with Actionable Intelligence to optimize the workforce, improve processes, and enrich customer interactions in order to achieve important strategic objectives. These solutions are implemented in industries that have significant customer service operations, such as insurance, banking and brokerage, telecommunications, media, retail, public services, and hospitality.

We believe that organizations can benefit from deploying a comprehensive Customer Engagement Optimization solution that includes both enterprise workforce optimization and multichannel customer service capabilities from a single provider. We believe the key trends driving demand for Customer Engagement Optimization solutions include:

•	Consumers expecting a more personalized and consistent experience across service channels. Consumers use multiple channels for the same service-related issue, initially starting with a digital channel and ending with the call center or vice versa, and expectations are changing rapidly as organizations provide them with more interaction channels than ever before. We believe consumers have come to expect a consistent, contextual, and personalized experience across these channels, and therefore, organizations are seeking Customer Engagement Optimization solutions to achieve better business outcomes.

•

Customer-centric organizations increasingly looking for the ability to aggregate, analyze, and act on big data to enhance operational efficiencies, build customer loyalty, and drive profitability. We believe that customer-centric organizations are increasingly seeking Customer Engagement Optimization solutions that allow them to collect and analyze intelligence across different service channels and sources to gain a better understanding of the performance of their workforce, the effectiveness of their service processes, the quality of their interactions, and changing customer behaviors.

Security Intelligence

We are a leading provider of Security Intelligence solutions. Our solutions are implemented in a variety of sectors, such as government, law enforcement, transportation, critical infrastructure, and commercial organizations. We believe that terrorism, criminal activities, cyber-attacks, and other security threats, combined with new and more complex security challenges, are driving demand for innovative solutions that can enhance security through the extensive use of Actionable Intelligence to help anticipate, prepare, and respond to security threats. We believe that the key trends driving demand for Security Intelligence solutions include:

•	Communications Intelligence—increasing complexity of communications networks and demand for advanced intelligence and investigative solutions. Law enforcement, national security, and intelligence agencies worldwide are responsible for investigations related to criminal, national security and terrorist networks, drug trafficking, financial crimes, and other illegal activities. Such investigations require highly complex methods and often involve collecting and analyzing information from multiple sources, including communications networks.

•	Cyber Security—increased threat of cyber-attacks and demand for innovative solutions to protect networks. We believe that countries around the world are seeking innovative cyber security solutions that capture and analyze network traffic and that glean insights from the data to detect malware and help prevent and investigate cyber-attacks.

•	Situation Management—demand for innovative IP-based video and integrated situation management solutions. The physical security market continues to experience a technology transition from relatively passive analog CCTV video systems that use analog equipment and closed networks and generally provide only basic video recording and viewing, to more sophisticated, proactive, network-based IP video systems that use video management software to efficiently collect, manage, and analyze large amounts of video over networks.

•	Homeland Security (HLS)—demand for innovative, integrated solutions that combine situation management, communications and cyber intelligence, and facilitate collaboration across security and law enforcement agencies. We believe that government organizations, in connection with safe city, border control, transportation security, critical infrastructure, and other large-scale security initiatives, are interested in deploying innovative security solutions that fuse data from a wide range of security systems and intelligence sources to enable efficient information correlation and analysis; rapid, rules-based alerts and action; and the ability to share information easily within and across agencies to facilitate timely response and investigation.

Fraud, Risk, and Compliance

We are an innovator and global provider of Fraud, Risk, and Compliance solutions. Our solutions are implemented across many industries, including financial services, retail, and telecommunications service providers.

We believe that enterprise organizations are looking to generate Actionable Intelligence to identify and prevent fraud, mitigate risk, and help ensure compliance with legal, regulatory, and internal requirements. Organizations across industries face the challenge of identifying fraud and non-compliance driven by the significant growth in information and the development of more sophisticated methods of attack that require advanced solutions to detect, mitigate, and prevent such breaches. The consequences of fraud and non-compliance extend far beyond direct financial loss to serious risks associated with information breaches that can harm both customers and organizations, leading to reputation damage, customer attrition, and in some cases significant fines and personal liability for senior executives.

We believe that the key trends driving demand for Fraud, Risk, and Compliance solutions include:

•	Ongoing fraud intensified by new vulnerabilities and sophisticated methods of attack. We believe that organizations are seeking new analytical solutions that can analyze a wide range of information to better mitigate fraud and effectively manage risk.

•	Organizations seeking innovative solutions to respond to rapidly-evolving legal and regulatory compliance requirements. We believe that organizations are looking to evolve their practices and tools that support legal and regulatory compliance requirements, and that new, sophisticated compliance solutions can help them address these requirements, mitigate risks, and make the necessary adjustments as regulations and other requirements continue to evolve.

Our Strategy

Our strategy to further enhance our position as a leading provider of Actionable Intelligence solutions worldwide includes the following key elements:

•	Continue to drive the development of Actionable Intelligence solutions for unstructured data. We were a pioneer in the development of solutions that help commercial businesses and governmental organizations derive intelligence from both structured and unstructured data. We intend to continue to drive the adoption of our Actionable Intelligence vision and solutions by building the Verint brand; expanding our portfolio of Customer Engagement Optimization, Security Intelligence, and Fraud, Risk, and Compliance solutions delivered from a single provider; leveraging our large installed base of customers; and offering services that help our customers maximize their investments in our solutions.

•	Maintain market leadership through innovation and customer centricity. We believe that to compete successfully we must continue to introduce solutions that better enable customers to derive Actionable Intelligence from their structured and unstructured data. In order to do this, we intend to continue to make significant investments in research and development, protect our intellectual property through patents and other means, and maintain regular dialog with our customer base in order to anticipate and understand their business objectives and requirements.

•	Continue to expand our market presence through OEM and partner relationships. We have expanded our relationships with OEMs and other channel partners. We believe that these relationships broaden our market coverage and help make our solutions even more widely available on a global basis. We intend to continue expanding our existing relationships, while creating new ones.

•	Augment our organic growth with acquisitions. We examine acquisition opportunities regularly as a means to add technology, increase our geographic presence, enhance our market leadership, and/or expand into adjacent markets. Historically, we have engaged in acquisitions for all of these purposes and expect to continue doing so in the future when strategic opportunities arise.

Our Competitive Strengths

•	Global leader in Actionable Intelligence. We believe we are a global leader of Actionable Intelligence solutions for Customer Engagement Optimization, Security Intelligence, and Fraud, Risk, and

Compliance markets. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action.

•	Scalable platform and long-term value. We have established leadership positions in our respective markets by offering highly-scalable, enterprise-class solutions that leverage both unstructured and structured information. We offer a range of customer services—from initial implementation and training, to consulting and managed services, as well as ongoing customer support and maintenance—to help our customers maximize the long-term value from our Actionable Intelligence solutions.

•	Highly diversified business with large, blue chip customer base across industries. More than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint Actionable Intelligence solutions.

•	History of innovation and research & development investment. We employ approximately 1,500 research and development professionals and have invested more than $1 billion in research and development over the last 10 years, leading to more than 600 patents and patent applications worldwide.

•	Experienced management team with track record of success. Highly experienced management team with extensive industry expertise and a track record of successful delivery and execution.

Recent Acquisitions

On January 6, 2014, we entered into a definitive Agreement and Plan of Merger, or the KANA Merger Agreement, providing for the acquisition of KANA Software, Inc. and its subsidiaries. Pursuant to the KANA Merger Agreement, our merger subsidiary merged with and into Kay Technology Holdings, Inc., a Delaware corporation and parent holding company of KANA Software, Inc., or KTH, with KTH continuing as the surviving corporation and as our indirect, wholly-owned subsidiary, or the KANA Merger. We refer to KTH, collectively with KANA Software, Inc. and its subsidiaries, as “KANA.” KANA is a leader in customer service solutions delivered both on-premises and in the cloud. It offers compelling customer service solutions, such as agent desktop, case management, knowledge management, and email, chat and social media response management. We acquired KANA as we believe that the acquisition will extend Verint’s Actionable Intelligence strategy and the collective solutions from Verint and KANA will enable organizations worldwide to implement a single-vendor suite to help transform customer engagement.

On February 3, 2014, the KANA Merger was completed. The KANA Merger consideration consisted of $542.4 million of cash paid at the closing, partially offset by $25.1 million of KANA’s cash received in the acquisition and a $0.7 million post-closing purchase price adjustment, resulting in net cash consideration of $516.6 million. The KANA Merger consideration was funded by a combination of cash on hand, $300.0 million of incremental term loans and $125.0 million of borrowings under our revolving credit facility.

On March 31, 2014, we completed the acquisition of all of the outstanding shares of UTX Technologies Limited, or UTX, a provider of certain mobile device tracking solutions for security applications, from UTX Limited. UTX Limited was our supplier of these products to our Communications Intelligence operating segment prior to the transaction. The purchase price consisted of $82.9 million of cash paid at closing, and we agreed to make potential additional future cash payments to UTX Limited of up to $1.5 million, contingent upon the achievement of certain performance targets over the period from closing through June 30, 2014. The cash paid at closing was funded with cash on hand. The fair value of the contingent consideration obligation was estimated to be $1.3 million as of the acquisition date and at April 30, 2014.

Concurrent Transactions

Concurrently with this offering of common stock, pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $300 million in aggregate principal amount of convertible senior notes in an underwritten public offering (or $345 million in aggregate principal amount if the underwriters in that offering exercise their option to purchase additional notes in full), which we refer to as the “notes offering.” Unless the context requires, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional notes. In connection with the notes offering, we intend to enter into convertible note hedge transactions and warrant transactions, which are generally intended to reduce dilution with respect to our common stock upon conversion of the convertible senior notes, at the time of pricing of the notes.

The closing of this offering of our common stock is not conditioned upon the closing of the concurrent notes offering, and the closing of the concurrent notes offering is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. The foregoing description and other information regarding the notes offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any notes in the notes offering, and no part of the notes offering is incorporated by reference in this prospectus supplement.

We intend to use the proceeds of this offering of common stock, together with proceeds from the notes offering, to repay a portion of the outstanding indebtedness under our existing credit facility and to pay the cost of the related convertible note hedge transactions.

We also intend to enter into an amendment to our existing credit facilities to increase the permitted amount of revolving credit commitments thereunder by $100 million to $300 million and to extend the maturity to September 6, 2018. The amendment is expected to close concurrently with the closing of the notes offering. We cannot assure you that the amendment will be completed.

Our Executive Offices and Website

We are a Delaware corporation with principal executive offices located at 330 South Service Road, Melville, New York 11747. Our telephone number at that address is (631) 962-9600. We maintain a website on the Internet at http://www.verint.com. The information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

The Offering

Issuer	Verint Systems Inc., a Delaware corporation

Common Stock Offered by Us	5,000,000 shares, plus up to an additional 750,000 shares if the underwriters exercise their option to purchase additional shares in full.

Common Stock to be Outstanding after this Offering	59,061,436 shares (59,811,436 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We intend to use the proceeds of this offering of common stock, together with proceeds from the notes offering, to repay a portion of the outstanding indebtedness under our existing credit facilities and to pay the net cost of the related convertible note hedge transactions. See “Use of Proceeds.”

Concurrent Notes Offering	Concurrently with this offering of common stock, pursuant to a separate prospectus supplement and accompanying prospectus, we are offering $300 million in aggregate principal amount of convertible senior notes (or $345 million in aggregate principal amount of notes if the underwriters in that offering exercise their option to purchase additional notes in full) in an underwritten public offering. The closing of this offering of common stock is not conditioned upon the closing of the concurrent notes offering, and the closing of the concurrent notes offering is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. See “Prospectus Supplement Summary—Concurrent Transactions” in this prospectus supplement.

Option to Purchase Additional Shares	To the extent that the underwriters sell more than 5,000,000 shares of common stock, the underwriters will have a 30-day option to purchase up to an additional 750,000 shares from us at the initial price to public less the underwriting discount.

Risk Factors	You should carefully read and consider the information set forth in “Risk Factors” beginning on page S-9 of this prospectus supplement, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended January 31, 2014, before investing in our common stock.

NASDAQ Global Select Market Symbol	VRNT

Conflicts of Interest	Certain affiliates of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Barclays Capital Inc. may receive some of the net proceeds from this offering, and are deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Therefore, this offering is being conducted in accordance with FINRA Rule 5121.

The number of shares to be outstanding after the offering is based on 54,061,436 shares outstanding as of June 6, 2014 which does not include:

•	309,619 shares of common stock issuable upon the exercise of outstanding stock options as of June 6, 2014, at a weighted-average exercise price of $34.62 per share;

•	3,403,515 shares of common stock underlying outstanding restricted stock units and other equity awards reserved for future issuance under existing compensation plans;

•	5,088,551 shares of common stock available to be granted under our existing equity plans; and

•	shares of common stock issuable upon conversion of the convertible notes, assuming completion of the notes offering (or shares if the underwriters of that offering fully exercise their option to purchase additional notes).

Unless we specifically state otherwise, the information contained in this prospectus supplement is based on the assumption that the underwriters will not exercise the option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended January 31, 2014, before deciding to invest in our common stock. Any of the risk factors described therein or set forth below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of our common stock could decline and you could lose a part or all of your investment.

Risks Related to Our Common Stock

We do not plan to pay dividends on our common stock for the foreseeable future.

We intend to retain our earnings to support the development and expansion of our business, to repay debt and for other corporate purposes and, as a result, we do not plan to pay cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that we may be a party to at the time or senior securities we may have issued. Our credit facility currently limits our ability to pay cash dividends or other payments or distributions with respect to our capital stock. In addition, the terms of any future facility or other restrictive debt credit facilities may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock.

Furthermore, our ability to pay dividends to our stockholders is subject to the restrictions set forth under Delaware law. We cannot assure you that we will meet the criteria specified under Delaware law in the future, in which case we may not be able to pay dividends on our common stock even if we were to choose to do so.

Our stock price has been volatile and your investment could lose value.

The trading price of our common stock has been volatile and could be subject to wide fluctuations due to various factors. The timing of announcements in the public market regarding new products, product enhancements or technological advances by us or our competitors, and any announcements by us or our competitors of acquisitions, major transactions or management changes could also affect our stock price. Our stock price is subject to speculation in the press and the analyst community, changes in recommendations or earnings estimates by financial analysts, changes in investors’ or analysts’ valuation measures for our stock, our credit ratings and market trends unrelated to our performance. Stock sales by our directors, officers or other significant holders may also affect our stock price. A significant drop in our stock price could also expose us to the risk of securities class actions lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business.

The effect of the issuance of shares of common stock in this offering, the potential issuance of shares of common stock upon the conversion of notes issued in the concurrent notes offering, or certain other occurrences with respect to the notes, may be to dilute your ownership interest or lower the market price of our common stock.

In this offering, we are offering an aggregate of 5,000,000 shares of our common stock (or up to 5,750,000 shares if the underwriters exercise their option to purchase additional shares in full). We are concurrently offering $300 million in aggregate principal amount of our convertible senior notes (or $345 million in aggregate principal amount if the underwriters in that offering exercise their option to purchase additional notes in full), which notes will be convertible into shares of our common stock. The increase in the number of outstanding shares of our common stock being issued in this offering and the shares underlying the notes offered pursuant to the notes offering would dilute a stockholder’s ownership interest or could have a negative effect on the market price of our common stock.

Potential sales of our common stock by us may cause the market price of our common stock to decline.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Following completion of this offering of common stock, we expect that we will have approximately 59.1 million shares of common stock outstanding, approximately 0.3 million shares of common stock will be issuable pursuant to outstanding stock options and approximately 3.4 million shares of common stock underlying outstanding restricted stock units and other equity awards will be reserved for future issuance under existing compensation plans. In addition, approximately 5.1 million shares of common stock are available to be granted under our existing equity plans. Following completion of the notes offering, approximately              million shares of common stock will be issuable upon conversion of the notes.

Anti-takeover provisions in Delaware corporate law may make it difficult for our stockholders to replace or remove our current board of directors and could deter or delay third parties from acquiring us, which may adversely affect the marketability and market price of our common stock.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporations Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning more than 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

Under any change of control, as defined in our credit facilities, the lenders under our credit facilities would have the right to require us to repay all of the outstanding obligations under the facilities.

The convertible note hedge and warrant transactions to be entered into in connection with the concurrent convertible notes offering may affect the value of our common stock.

In connection with the notes offering, we are entering into convertible note hedge transactions with certain dealers, which may include one or more of the underwriters of the concurrent convertible notes offering or their affiliates, which we refer to as the option counterparties. We also expect to enter into warrant transactions with the option counterparties. The convertible notes hedge transactions are intended to reduce potential dilution with respect to our common stock upon conversion of the notes. However, the warrant transactions could separately have a dilutive effect on our earnings per share to the extent that the market price of our common stock exceeds the applicable strike price of the warrants. We intend to use a portion of the net proceeds from this offering and the notes offering to pay the net cost of the convertible note hedge and warrant transactions. If the underwriters exercise their option to purchase additional convertible notes with respect to the notes offering, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing its initial hedge of these transactions, we expect each option counterparty or affiliates thereof to enter into various derivative transactions with respect to our common stock. These activities could have the effect of increasing (or reducing the site of any decrease in) the market price of our common stock.

In addition, if the convertible note hedge and warrant transactions fail to become effective when the notes offering is completed, or if such offering is not completed, each option counterparty or its affiliates may unwind such option counterparty’s hedge positions with respect to our common stock, which could adversely affect the market price of our common stock.

The effect, if any, of any of these transactions and activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million (or approximately $         million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds from the sale of the common stock offered hereby, together with proceeds from the notes offering, to repay a portion of the outstanding indebtedness under our existing credit facilities (which amounts were incurred to fund a portion of the KANA purchase price) and to pay the net cost of the related convertible note hedge transactions.

The closing of this offering of common stock is not conditioned upon the closing of the concurrent notes offering, and the closing of the concurrent notes offering is not conditioned upon the closing of this offering. We cannot assure you that either or both offerings will be completed.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of April 30, 2014:

•	on an actual basis;

•	as adjusted to give effect to this offering of 5,000,000 shares of common stock at an assumed public offering price of $51.15 per share (the last reported sale price of our common stock on June 6, 2014) as if it had occurred on April 30, 2014, which assumes no exercise of the underwriters’ option to purchase additional shares; and

•	as further adjusted to give effect to the notes offering as if it had occurred on April 30, 2014, which assumes no exercise of the underwriters’ option to purchase additional notes;

in each case, including the anticipated use of proceeds to pay down our revolving credit facility and term loan (after underwriting discount and commissions, but without giving effect to the cost of the convertible note hedge transactions, the proceeds from the warrant transactions or other offering expenses). We may reduce the amount of the revolving credit facility that we repay depending on the cost of the convertible note hedge transactions and the proceeds from the warrant transactions.

You should read this table in conjunction with “Prospectus Supplement Summary—Concurrent Transactions” and “Use of Proceeds” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited annual consolidated financial statements and related notes and other financial information incorporated by reference to our annual report on Form 10-K for the fiscal year ended January 31, 2014 and our quarterly report on Form 10-Q for the quarter ended April 30, 2014.

	As of April 30, 2014
	Actual	As Adjusted(7)		As Further Adjusted(7)
	(Unaudited) (In millions)
Cash, cash equivalents and short-term investments	$223	$223		$223

Debt:
Revolving credit facility(1)	$87	$—		$—
Term loan(2)	943	783		489
Convertible notes offered concurrently(3)(4)(5)	—	—		300

Total debt	1,030	783		789
Common Stock	—	—		—
Additional Paid In Capital(4)(5)	941	1,188		1,188

Total stockholders’ equity	695	942	(6)	942	(6)

Total capitalization	$1,725	$1,725		$1,731

(1)	Concurrently with this offering, we expect to enter into an amendment to our existing credit facility to increase the permitted amount of revolving credit commitments thereunder by $100 million to $300 million.
(2)	Net of unamortized debt discount.
(3)	Assumes the underwriters of the notes offering do not exercise their option to purchase additional notes. If such option were exercised in full, we would have $345 million aggregate principal amount of convertible notes outstanding. Amounts shown are the principal amount thereof.
(4)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($300 million for the notes offered in the concurrent notes offering, or $345 million if the underwriters in that offering fully exercise their option to purchase additional notes) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize in our consolidated balance sheet.

(5)	Issuance of the notes (giving effect to the application of ASC 470-20 to the notes as described in note (4) above) and the entry into the convertible note hedge and warrant transactions will result in a net increase in additional paid-in capital and, therefore, a net increase in total stockholders’ equity and total capitalization. The amounts shown in the above table do not reflect these increases.
(6)	Does not reflect write-off of certain deferred financing fees.
(7)	A $1.00 increase (decrease) in the assumed public offering price of $51.15 per share would increase (decrease) as adjusted and as further adjusted stockholders’ equity by $5.0 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same.

MARKET INFORMATION

Our common stock trades on NASDAQ under the trading symbol “VRNT.” On June 6, 2014, there were 2,749 record holders of our common stock. This number does not include the number of persons or entities who hold stock in nominee or street name through various brokerage firms, banks and other nominees. On June 6, 2014, the last closing sale price reported on NASDAQ for our common stock was $51.15 per share.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by NASDAQ:

	Price Range
	Low	High
Year ended January 31, 2013:
First Quarter	$26.56	$32.76
Second Quarter	$27.10	$31.69
Third Quarter	$25.87	$29.60
Fourth Quarter	$24.60	$35.29

Year ended January 31, 2014:
First Quarter	$32.25	$37.00
Second Quarter	$32.35	$37.04
Third Quarter	$32.80	$38.34
Fourth Quarter	$35.24	$48.99

Year ending January 31, 2015:
First Quarter	$42.29	$49.99
Second Quarter (through June 6, 2014)	$41.44	$53.19

DIVIDEND HISTORY

We have not declared or paid any cash dividends on our common stock and have no current plans to pay any dividends on our common stock. We intend to retain our earnings to finance the development of our business, repay debt and for other corporate purposes. In addition, the terms of our credit facilities restrict our ability to pay cash dividends on shares of our common stock. Any future determination as to the payment of dividends on our common stock will be made by our board of directors at its discretion, subject to the limitations contained in the credit facilities and will depend upon our earnings, financial condition, capital requirements and other relevant factors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to Non-U.S. Holders who purchase our common stock issued pursuant to this offering and who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, for investment purposes).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular Non-U.S. Holder in light of that Non-U.S. Holder’s individual circumstances, or any aspects of U.S. federal estate or gift tax laws, U.S. alternative minimum tax, the Medicare surtax on net investment income, or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a Non-U.S. Holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	brokers;

•	partnerships or other pass-through entities, or investors in partnerships or other pass-through entities holding shares of our common stock;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock (except to the extent specifically set forth below); and

•	persons that will hold common stock as a position in a hedging transaction, straddle, conversion or other integrated transaction for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

If a partnership (or entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, THE MEDICARE SURTAX ON NET INVESTMENT INCOME, THE U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “Non-U.S. Holder” is any beneficial owner of our common stock that is, for U.S. federal income tax purposes, not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes);

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend History,” we currently do not anticipate paying dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, other than certain pro rata distributions of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “—Gain on Sale or Other Taxable Disposition of Our Common Stock” below.

Dividends on our common stock generally will be subject to United States withholding tax at a gross rate of 30%, subject to any exemption or lower rate specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected dividends,” as described below. We may withhold up to 30% of the gross amount of the entire distribution even if greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

If a Non-U.S. Holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to us or the applicable withholding agent a properly executed IRS Form W-8ECI (or applicable successor form).

Such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a non-U.S. corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

A Non-U.S. Holder that claims a reduction or exemption from withholding because of an applicable income tax treaty generally will be required to satisfy applicable certification (generally, IRS Form W-8BEN or W-8BEN-E, as applicable) and other requirements prior to the distribution date. Non-U.S. Holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty or applicability of other exemptions from withholding. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base of the Non-U.S. Holder maintained in the United States;

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period for our common stock.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a non-U.S. corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, currently at a 28% rate, generally will not apply to distributions to a Non-U.S. Holder of our common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN or W-8BEN-E (as applicable) or IRS Form W-8ECI (or other applicable form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN or W-8BEN-E (as applicable) or IRS Form W-8ECI (or other applicable form) (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain new information reporting rules with respect to their U.S. account holders and investors or be subject to a new withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Final Treasury regulations and IRS Notice 2013-43 defer this withholding obligation until July 1, 2014 for payments of U.S.-source dividends and until January 1, 2017 for gross proceeds from dispositions of stock in a U.S. corporation.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is acting as the representative of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC .
Deutsche Bank Securities Inc
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Barclays Capital Inc.
Jefferies LLC
FBR Capital Markets & Co.
Oppenheimer & Co. Inc.

Total	5,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 750,000 shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 750,000 additional shares.

Paid by us
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and each of our executive officers and directors have agreed, for a period of 90 days from the date hereof, subject to limited exceptions (the “Lock-Up Period”), not to, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the SEC in respect of, any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock, or publicly announce an intention to do any of the foregoing, without, in each case, the prior written consent of Goldman, Sachs & Co. The foregoing shall not apply to transfers or sales of our common stock pursuant to a contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act that has been entered into by any executive officer or director prior to the date hereof.

In addition, we will be permitted to, among other things, (1) grant equity awards pursuant to the terms of a plan in effect on the date hereof or issue and/or sell our common stock pursuant to the exercise of such equity awards or the exercise of any other equity awards outstanding on the date hereof, and (2) issue the convertible notes and any common stock issuable upon the conversion of the notes and upon settlement or termination of, the warrant transactions described in this prospectus supplement.

In addition, our directors and officers will be permitted to:

•	transfer lockup securities pursuant to a sale of 100% of the outstanding shares of our common stock (including, without limitation, a tender offer or by way of our merger with another person);

•	sell or transfer lockup securities up to the lesser of 10,000 shares of our common stock or 10% of common stock beneficially owned by the director or officer;

•	transfer lockup securities as a bona fide gifts if the transferee agrees to be bound by the lockup agreement similar to the one signed by the transferor and no Exchange Act filing is required or voluntarily made because of such a transfer;

•	transfer lockup securities to a trust and/or their immediate family members if the transferee agrees to be bound by the lockup agreement similar to the one signed by the transferor and no Exchange Act filing is required or voluntarily made because of such a transfer;

•	exercise any option to purchase common stock that was granted under and in accordance with any Company employee benefit plan, qualified stock option plan or other director or employee compensation plan, or any agreement existing pursuant to such a plan, including the transfer to the Company of common stock underlying such options solely to pay the exercise price or any withholding taxes in connection with the exercise thereof on a “cashless” or net settlement basis (it being understood that such purchased common stock, after giving effect to the “cashless” or net settlement exercise of options, shall remain subject to the lockup);

•	transfer to the Company common stock underlying restricted stock and restricted stock unit grants solely to pay any withholding taxes in connection with the scheduled vesting thereof on a “cashless” or net settlement basis; and

•	transfer lockup securities acquired in the open market.

An application has been made to list the shares offered hereby on the Nasdaq Global Select Market (“Nasdaq”). Our common stock is listed on Nasdaq under the symbol “VRNT.”

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            . The underwriters have agreed to reimburse us for certain expenses.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Conflicts of Interest

We intend to use a portion of the net proceeds of the offering to repay indebtedness under our outstanding credit facility under which Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets and Barclays Bank PLC act as joint lead arrangers and joint bookrunners, RBC Capital Markets and Barclays Bank PLC acts as co-syndication agents and Deutsche Bank Securities Inc. acts as a co-documentation agent, and Credit Suisse AG acts as the administrative agent and collateral agent. Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Trust Company Americas, Royal Bank of Canada and Barclays Bank PLC, all affiliates of the underwriters, are lenders under the revolving loan under the credit facility, and Credit Suisse AG, Cayman Islands Branch is a lender under the term loan facility.

As a result of the offering, affiliates of Credit Suisse Securities Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Barclays Capital Inc. may receive more than 5% of the net proceeds. Accordingly, the offering is being made in compliance with the requirements of Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Sales Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the shares to which this prospectus supplement relates to the public in that Relevant Member State, other than:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives on behalf of the underwriters for any such offer; or

(C) in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU. Each of the underwriters severally represents, warrants and agrees as follows:

(1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(2) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Jones Day. Davis Polk & Wardwell LLP, New York, New York is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from Verint’s annual report on Form 10-K for the fiscal year ended January 31, 2014 and the effectiveness Verint and its subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kay Technologies, Inc. as of December 31, 2013 and for the year ended December 31, 2013 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Verint Systems Inc.

Debt Securities

Common Stock

We may offer for sale, from time to time, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Global Select Market under the symbol “VRNT.”

Investing in our securities involves risks. Please consider carefully the specific factors set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2014.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, operating results and prospects may have changed since those dates.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Verint,” “we,” “our,” “us” and the “company” refer to Verint Systems Inc., a Delaware corporation. In the discussion of our business in this prospectus, “we,” “our” and “us” also refer to our subsidiaries, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or other similar words. There can be no assurances that forward-looking statements will be achieved.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause our actual results or conditions to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties, assumptions, and other factors that could cause our actual results or conditions to differ materially from our forward-looking statements include, among others:

•	uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business;

•	risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs;

•	risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business;

•	risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have;

•	risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments;

•	risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations;

•	risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns;

•	risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators;

•	risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions;

•	risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates;

•	risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects;

•	risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate;

•	risks associated with our ability to recruit and retain qualified personnel in regions in which we operate;

•	challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability;

•	risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights;

•	risks that our products may contain defects, which could expose us to substantial liability;

•	risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors;

•	risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise;

•	risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all;

•	risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings;

•	risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc., or CTI, or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI’s former subsidiary, Comverse, Inc., being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled;

•	risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and

•	risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of acquisitions.

These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recently filed annual report on Form 10-K and in the other documents and reports filed by us with the SEC. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. As a result, the trading price of our securities could decline and you could lose a part or all of your investment. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we post our filed documents on our website at www.verint.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2014;

•	our quarterly report on Form 10-Q for the quarterly period ended April 30, 2014;

•	our definitive proxy statement on Schedule 14A, filed on May 14, 2014, but only to the extent that such information was incorporated by reference into our annual report on Form 10-K for the fiscal year ended January 31, 2014;

•	our current reports on Form 8-K or 8-K/A, filed on February 3, 2014, March 10, 2014, March 31, 2014 (Item 2.01 and related Item 9.01 only) April 18, 2014 and June 9, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on July 2, 2010, including any amendment or report updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until we sell all of the securities we are offering with this prospectus.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Verint Systems Inc.

330 South Service Road

Melville, New York 11747

Attention: Investor Relations

Telephone: (631) 962-9600

VERINT SYSTEMS

We are a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action. With Verint software solutions and value-added services, organizations of all sizes and across many industries can make Actionable Intelligence more timely and effective decisions. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and enhance security.

Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. We help our customers capture large amounts of information from numerous data types and sources, use analytics to glean insights from the information, and leverage the resulting Actionable Intelligence to help achieve their customer engagement, enhanced security, and risk mitigation goals.

We have established leadership positions in our respective markets by developing highly-scalable, enterprise-class solutions with advanced, integrated analytics for both unstructured and structured information. Our innovative software solutions are developed by a large research and development team, which has led to more than 600 patents and patent applications worldwide. We offer a range of customer services—from initial implementation and training, to consulting and managed services, as well as ongoing customer support and maintenance—to help maximize the value our customers receive from our Actionable Intelligence solutions.

We conduct our business through three operating segments—Enterprise Intelligence, Communications and Cyber Intelligence, and Video and Situation Intelligence. Organizing our business through three operating segments allows us to align our resources and domain expertise to effectively address the Actionable Intelligence market.

Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. We are a Delaware corporation with principal executive offices located at 330 South Service Road, Melville, New York 11747. Our telephone number at that address is (631) 962-9600. We maintain a website on the Internet at www.verint.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds from a particular offering of securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended		Fiscal Years Ended January 31,
	April 30, 2014		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (1)	(A	)	2.7x	2.7x	2.1x	2.0x	1.8x
Ratio of earnings to fixed charges and preference security dividends (1)	(A	)	2.7x	1.8x	1.4x	1.3x	1.1x

(1)	The ratios presented above have been computed on a consolidated basis. Earnings consists of our consolidated net income (loss) before income taxes, plus fixed charges, reduced by the non-controlling interest in the pre-tax income of a consolidated subsidiary that did not incur fixed charges. Fixed charges consist of interest expense (including only interest expense on third party indebtedness and excluding interest expense accrued on uncertain tax positions), amortization of debt discounts and capitalized expenses related to indebtedness as well as a portion of rental expense deemed by us to be representative of the interest factor within rental payments under operating leases. Preference security dividends represent the estimated amount of pre-tax earnings necessary to pay dividends on our previously outstanding Series A Convertible Preferred Stock. Dividends on our Series A Convertible Preferred Stock were cumulative. Our Series A Convertible Preferred Stock was cancelled on February 4, 2013, in connection with our acquisition of CTI. No dividends had been declared or paid on our Series A Convertible Preferred Stock.
(A)	Earnings were insufficient to cover fixed charges and preference security dividends for this period. The amount of the coverage deficiency was $14.3 million. We had no outstanding preferred stock during the three months ended April 30, 2014, so the fixed charges and preference security dividends coverage deficiency for that period is identical to the coverage deficiency for fixed charges.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the general terms of the debt securities that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The debt securities offered pursuant to this prospectus will be issued under an indenture to be entered into between us and Wilmington Trust, National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, or the TIA. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.” In this discussion, the terms “Verint,” “we,” “us” and “our” refer only to Verint Systems Inc. and not to any of its subsidiaries.

General

In the discussion that follows, we summarize certain provisions of the indenture and describe the general terms that will apply to any debt securities that may be offered by us pursuant to this prospectus. This discussion is not complete, and is qualified by reference to all the provisions of the indenture, including definitions of terms used in the indenture. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply to those debt securities.

The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:

•	the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	the denominations in which the debt securities of the series will be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•	whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the indenture;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amount payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

•	(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the indenture;

•	any addition to or change in the covenants (and related defined terms) set forth in the indenture that applies to debt securities of the series;

•	any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	the provisions relating to any security provided for the debt securities of the series;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture;

•	the form and terms of any guarantee of the debt securities of the series and the subordination, if any, of such guarantees pursuant to the indenture;

•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

•	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the applicable prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we will not: (i) consolidate or merge with or into another person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•	either: (a) we are the surviving entity; or (b) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture or other agreements delivered to the trustee;

•	immediately after such transaction, no default or event of default exists (other than in the case of: (i) our merger with an affiliate solely for the purpose of reincorporating in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our subsidiaries); and

•	we deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of the Indenture.

Modification of the Indenture

Unless otherwise specified in the applicable prospectus supplement, we and the trustee may amend or supplement the indenture or the debt securities of a series without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency, provided that no such action shall adversely affect the interests of the holders in any material respect;

•	to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to evidence the assumption of our obligations under the indenture and the debt securities by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of our and our subsidiaries’ properties or assets, taken as a whole;

•	to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the debt securities pursuant to the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities of a series, that would surrender any right, power or option conferred by the indenture on us or that does not adversely affect in any material respect the legal rights of any holder of such debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

•	to conform the text of the indenture (only with respect to such series) or any board resolution, supplemental indenture or officer’s certificate with respect to the debt securities of such series to the description of notes contained in the offering document pursuant to which such debt securities were sold;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior indebtedness;

•	to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the legal rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•	to secure our obligations under the debt securities and the indenture;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•	to allow any guarantor to execute a supplemental indenture or a guarantee with respect to the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we and the trustee may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, voting as a single class, amend or supplement the indenture or the debt securities of a series or the rights of the holders of the debt securities of such series. Unless otherwise indicated for a particular series of debt securities by the applicable prospectus supplement establishing such series, without the consent of the holder of each security affected (whether in the aggregate holding a majority in principal amount of debt securities of such series or not), no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:

•	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduces the rate of interest on any debt security or changes the index or reduces the spread applicable to any floating rate securities;

•	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

•	changes the place, manner or currency of payment of principal of, or premium, if any, or interest on the securities;

•	makes any change in the provisions of the indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

•	waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of the declaration of acceleration of the securities of any series by the holders of a majority in principal amount of the outstanding securities of such series and a waiver of the payment default resulting from such declaration that has been rescinded);

•	makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments;

•	waives a payment with respect to any securities payable on redemption at our option or repurchase at the option of the holder thereof or changes any of the provisions with respect to the redemption or repurchase of any securities; or

•	makes any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding the debt securities of any series will be:

•	default for 30 days in the payment when due of interest on debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•	failure by us to comply with any non-payment covenant in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) and such failure continues for the period and after the trustee notifies us, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify us and the trustee, of such default and we do not cure such default or such default is not waived within 60 days after the receipt of such notice;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, whether such indebtedness now exists, or is created after the date of the indenture, if that default:

•	is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness following the stated maturity of such obligation (referred to as a Payment Default); or

•	results in the acceleration of such indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to such amount as may be set forth in the applicable prospectus supplement;

•	certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our significant subsidiaries or any group of subsidiaries of us that, taken together, would constitute a significant subsidiary; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture with respect to us) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement) of the then outstanding debt securities of such series may declare each debt security of that series due and payable immediately without further action or notice. If a bankruptcy or insolvency event occurs with respect to us, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the indenture with respect to us) if (1) the rescission would not conflict with any judgment or decree, (2) we have paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor in such notes or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the trustee indemnity or security reasonably satisfactory to it.

If the trustee collects any money in connection with an event of default regarding the debt securities of any series, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security or indemnity reasonably satisfactory to it against liabilities incurred by the trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may at any time elect to have all of our obligations and certain other provisions discharged with respect to the outstanding debt securities (referred to as Legal Defeasance) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other of our obligations and certain other rights of the trustee under the indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (referred to as Covenant Defeasance). In the event Covenant Defeasance occurs, certain events described under “—Events of Default and Remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, we must irrevocably deposit with the trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•	either:

•	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•	all debt securities of such series that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	we have paid or caused to be paid all other sums payable by us under the indenture in respect of the debt securities of such series; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture will not be guaranteed by any of our subsidiaries.

Reporting

Unless otherwise specified in the applicable prospectus supplement, the indenture will require us to provide the trustee with a copy of the reports, information and documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we file the same with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the indenture. We will also comply with Section 314(a) of the TIA. Notwithstanding anything in the indenture to the contrary, we will not be deemed to have failed to comply with any of our agreements under this covenant for purposes of the third bullet under “—Events of Default and Remedies” until 90 days after the date any report, information or document is required to be filed with the SEC pursuant to this covenant.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Concerning the Trustee

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us and our affiliates in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York without regard to conflicts of laws principles thereof.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws and the form of stock certificate, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, as well as the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. In this discussion, the terms “Verint,” “we,” “us” and “our” refer only to Verint Systems Inc. and not to any of its subsidiaries.

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 2,207,000 shares of preferred stock, par value $0.001 per share. As of May 15, 2014, approximately 54,039,751 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Liquidation

Upon our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of our common stock are entitled to receive ratably such dividends, if any, as our board of directors may declare on the common stock out of funds legally available for that purpose.

Our credit agreement contains a restrictive covenant which limits our ability to pay cash dividends on our common stock.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. A majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote is required for any action by the stockholders (a) except as otherwise provided by law or our Amended and Restated Certificate of Incorporation and (b) except that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Future Issuance of Preferred Stock

As of the date of this prospectus, there are no shares of preferred stock issued or outstanding. Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of common stock.

Certain Provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws contain certain provisions that that could make it more difficult for a third party to acquire us by means of a tender offer, a proxy contest or otherwise.

Advance Notice Procedures

Our Amended and Restated By-laws establish advance notice procedures for stockholders to make nominations of candidates for election as directors, or bring other business before a meeting of our stockholders. These procedures provide that only persons who are nominated by or at the direction of our board of directors or by a stockholder who has given timely notice in proper written form to our secretary prior to the annual or special meeting at which directors are to be elected will be eligible for election as directors. These procedures also require that, in order to raise matters at an annual meeting, those matters be raised before the meeting pursuant to the notice of meeting we deliver or by, or at the direction of, our board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely notice in proper written form to our secretary of his intention to raise those matters at the annual meeting. If our chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certain Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with any person who becomes an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Business combinations, for purposes of Section 203 of the DGCL, include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the subject corporation’s voting stock, but excludes persons who acquire over 85% of such corporation’s voting stock in a tender offer.

Limitation of Liability of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or, in failing to act, not having acted in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) any matter for which a director is liable for willfully or negligently approving an unlawful payment of dividends or an unlawful purchase or redemption of stock under the DGCL, or (iv) having derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation provides for indemnification by us of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. Its address is P.O. Box 1342, Brentwood, NY 11717 and its telephone number at this location is 877-830-4936.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

A summary of the material United States federal income tax consequences to certain persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents, (b) to or through underwriters or dealers, (c) directly to one or more acquirers or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct acquirers and their compensation, in a prospectus supplement.

Direct Sales and Sales through Agents

We may sell the offered securities directly to acquirers. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Sales through Underwriters or Dealers

If underwriters are used in the sale of the offered securities, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Legal opinions relating to the securities being offered by this prospectus will be rendered by Jones Day.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended January 31, 2014 and the effectiveness of our and our subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kay Technologies, Inc. as of December 31, 2013 and for the year ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

5,000,000 Shares

Verint Systems Inc.

Common Stock

Joint Book-Running Managers

Goldman, Sachs & Co.	Deutsche Bank Securities

Credit Suisse	J.P. Morgan	RBC Capital Markets
Barclays		Jefferies

Co-Managers

FBR	Oppenheimer & Co.